Exhibit 21.1

SUBSIDIARIES OF COMPANY

Diamond Animal Health, Inc., an Iowa corporation

Sensor Devices, Inc., a Wisconsin Corporation (inactive)

Heska AG, a corporation incorporated under the laws of Switzerland